Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

CXApp Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock	457(h)	2,110,500	(2)	$10.00	$21,105,000	0.00011020	$2,325.77

		Total Offering Amounts		2,110,500			$21,105,000	0.00011020	$2,325.77

		Total Fee Offsets							$0

		Net Fee Due							$2,325.77

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement (this “Registration Statement”) shall also cover an indeterminate number of additional shares of Class A common stock (“Class A Common Stock”), par value $0.0001 per share, of CXApp Inc. (the “Registrant”) that become issuable under the Registrant’s 2023 Equity Incentive Plan (the “2023 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration.

(2)	Represents shares of Class A Common Stock issuable upon exercise of outstanding options to purchase common stock under the 2023 Plan.